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                                                                       EXHIBIT 5



                                 July 25, 1995



Golden West Financial Corporation
1901 Harrison Street
Oakland, California  94612

          Re:  Golden West Financial Corporation
               Registration Statement on Form S-3
               $300,000,000 Subordinated Debt Securities
               -----------------------------------------

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") in the form being filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of $300,000,000 aggregate principal amount of subordinated debt securities (the "Debt Securities") of Golden West Financial Corporation, a Delaware corporation (the "Company"). The Debt Securities are to be issued under an Indenture, dated as of July 1, 1992, between the Company and BankAmerica National Trust Company, as Trustee (the "Indenture"), a copy of which is included as an exhibit to the Registration Statement. The Debt Securities are to be sold from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements").

          We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.
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Golden West Financial Corporation
July 25, 1995
Page 8


          Based on such examination, we are of the opinion that when the issuance of Debt Securities has been duly authorized by appropriate corporate action and the Debt Securities have been duly executed, authenticated, and delivered in accordance with the Indenture and sold as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                 Very truly yours,



                                 ORRICK, HERRINGTON & SUTCLIFFE